SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2013

LEAP WIRELESS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34865	33-0811062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5887 Copley Drive

San Diego, California 92111

(Address of Principal Executive Offices)

(858) 882-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2013, the Board of Directors of Leap Wireless International, Inc. (the “Company”) approved a third amendment (the “Third Amendment”) to the 2009 Employment Inducement Equity Incentive Plan of Leap Wireless International, Inc. (the “Inducement Plan”). The Inducement Plan permits the Company to issue equity awards (consisting of stock options, restricted stock and deferred stock units, or any combination thereof) to new employees of the Company or one of its subsidiaries (or following a bona fide period of non-employment) in connection with that employee’s commencement of employment if such grant is an inducement material to that employee’s entering into employment with the Company or one of its subsidiaries. The Third Amendment adds 300,000 shares to the aggregate number of shares of the Company’s common stock authorized for awards under the Inducement Plan, bringing such aggregate number of authorized shares to 1,075,000. The Inducement Plan is described in further detail in the Company’s Definitive Proxy Statement dated May 2, 2013, as filed with the Securities and Exchange Commission on April 30, 2013.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Third Amendment to 2009 Employment Inducement Equity Incentive Plan of Leap Wireless International, Inc. (incorporated by reference to Exhibit 10.4 to Leap’s Registration Statement on Form S-8, filed with the SEC on May 15, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.

Date: May 15, 2013
	By:	/s/ Robert J. Irving, Jr.
Robert J. Irving, Jr.
Senior Vice President, General Counsel, Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment to 2009 Employment Inducement Equity Incentive Plan of Leap Wireless International, Inc. (incorporated by reference to Exhibit 10.4 to Leap’s Registration Statement on Form S-8, filed with the SEC on May 15, 2013).